Exhibit 10.1

Execution Version

MASTER ASSIGNMENT, AGREEMENT AND

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This MASTER ASSIGNMENT, AGREEMENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT (“Agreement”) dated as of September 29, 2017 (the “Effective Date”) is among Penn Virginia Holding Corp., a Delaware corporation (the “Borrower”), Penn Virginia Corporation, a Virginia corporation (the “Parent”), the subsidiaries of the Borrower party hereto (together with the Parent, each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined below) party hereto, Canadian Imperial Bank of Commerce, New York Branch, East West Bank and West Texas National Bank (each, a “New Lender”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.    The Parent, the Borrower, the Administrative Agent, the Issuing Lender, and the financial institutions party thereto from time to time, as lenders (the “Lenders”) are parties to that certain Credit Agreement dated as of September 12, 2016, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 13, 2017 and that certain Master Assignment, Agreement and Amendment No. 2 to Credit Agreement dated as of June 27, 2017 (as so amended, the “Credit Agreement”).

B.    The parties hereto wish to increase the Borrowing Base under the Credit Agreement and in connection with such increase, the Assignors (as defined below) wish to assign a certain percentage of their rights and obligations under the Credit Agreement as a Lender to the Assignees (as defined below, and including the New Lenders) pursuant to the terms hereof.

C.    After the assignment and acceptance of the rights and obligations set forth herein have been made effective, the parties hereto agree to, subject to the terms and conditions set forth herein, (i) amend the Credit Agreement as provided herein and (ii) increase the Borrowing Base.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.    Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 3.    Assignments and Acceptances. In lieu of executing and delivering an Assignment and Acceptance, each existing Lender whose Pro Rata Share of the Commitments is decreasing in connection herewith (each an “Assignor” and, collectively, the “Assignors”) and each existing Lender and each New Lender whose Pro Rata Share of the Commitments is increasing in connection herewith (each an “Assignee” and, collectively, the “Assignees”) hereby agree to, and Borrower hereby accepts, the following:

(a)    Assignment. For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the respective Assignees, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such percentage in and to all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in Schedule II hereto that would result in Assignors and Assignees having the respective Commitments set forth in Schedule II attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to, and in proportion to, the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor.

(b)    Representations and Warranties of Assignor. Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.

(c)    Representations and Warranties of Assignee. Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this

Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 9.07 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor, or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignors and Assignees shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

(e)    After giving effect to the assignments in Section 3(a) of this Agreement, Santander Bank, N.A. (the “Exiting Lender”) shall cease to be a party to the Credit Agreement as of the Effective Date and shall no longer be a “Lender” thereunder; provided, however, that provisions of the Credit Agreement that, by their terms, are expressly intended to survive the termination of the Credit Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under the Credit Agreement, shall survive for the benefit of the Exiting Lender. The Exiting Lender joins in the execution of this Agreement solely for purposes of effectuating this Agreement pursuant to Section 8 hereof and assigning its Assigned Interests pursuant to Section 3 hereof.

(f)    Consent; Waiver of Administrative Fees. Administrative Agent, the Issuing Lender and Borrower hereby consent to each Assignor’s assignment of the Assigned Interests to the respective Assignees, and waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Acceptance. Administrative Agent hereby consents to a one-time waiver of the $5,000 processing and recordation fee that would otherwise be payable by each Assignee pursuant to Section 9.07(b)(iv) of the Credit Agreement as a result of the assignment provided for herein.

Section 4.    Amendments to Credit Agreement.

(a)    Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended as follows:

(i)    by replacing the following definitions in their entirety:

“Cash Collateral Account” means a special interest bearing cash collateral account pledged by the Borrower to the Issuing Lender containing cash deposited pursuant to Sections 2.05(b), 2.05(d), 7.02(b), or 7.03(b) or any other provision hereunder to be maintained with the Issuing Lender in accordance with the terms hereof and bear interest or be invested in the Issuing Lender’s reasonable discretion.

“Fee Letters” means (a) the Exit Facility Lender Fee Letter dated May 10, 2016 among the Administrative Agent, the Borrower, and Holdings, (b) that certain Exit Facility Agent Fee Letter dated May 10, 2016 among the Administrative Agent, the Borrower, and Holdings, (c) that certain fee letter dated June 27, 2017 among Wells Fargo Securities, LLC, the Borrower, and Holdings and (d) that certain fee letter dated September 29, 2017 among Wells Fargo Securities, LLC, the Borrower, and Holdings.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranty, the Security Instruments, the Fee Letters, the Intercreditor Agreement, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of the Borrower’s or a Guarantor’s Subsidiaries or any of their officers at any time in connection with this Agreement. For the avoidance of doubt, “Loan Documents” does not include Hedge Contracts.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule II under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the aggregate Maximum Credit Amounts pursuant to Section 2.04 or (b) modified from time to time pursuant to any assignment permitted by Section 9.07. The aggregate amount of the Maximum Credit Amount on the Third Amendment Effective Date is $500,000,000.

(ii)    by inserting the following new definitions in alphabetical order:

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of September 29, 2017 among the Parent, the Borrower, each Guarantor, the Administrative Agent as First Lien Administrative Agent and the Second Lien Administrative Agent, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“Second Lien Administrative Agent” means Jefferies Finance LLC or any successor agent, in its capacity as administrative agent under the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means that certain Credit Agreement dated as of September 29, 2017 among the Borrower, the Parent, the Second Lien Administrative Agent and the lenders named therein, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, but only to the extent such amendment, restatement, amendment and restatement, supplement or modification is not prohibited under the terms of this Agreement or the Intercreditor Agreement.

“Second Lien Debt” means Indebtedness incurred pursuant to the Second Lien Credit Agreement.

“Second Lien Loan Documents” means “Loan Documents” as such term is defined in the Second Lien Credit Agreement; provided that any amendment, restatement, amendment and restatement, supplement or modification thereof is not prohibited under the terms of this Agreement or the Intercreditor Agreement.

“Third Amendment” means that certain Master Assignment, Agreement and Amendment No. 3 to Credit Agreement among the parties hereto dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means September 29, 2017.

(iii)    in the definition of “Consolidated Cash Balance”, by replacing the reference therein to “Section 2.05(c)” with a reference to “Section 2.05(e)”.

(b)    Section 2.02(a) (Borrowing Base) of the Credit Agreement is hereby amended by replacing the second sentence thereof as follows:

The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(e) and is subject to periodic redetermination pursuant to Sections 2.02(b) and 2.02(c), and mandatory reductions pursuant to Section 2.02(d); provided that notwithstanding anything to the contrary in this Agreement, in no event shall the Borrowing Base exceed $600,000,000 unless agreed to by all of the Lenders and the Intercreditor Agreement has been, or will substantially contemporaneously will be, amended to increase the First Lien Cap (as such term is defined therein) and to make such other amendments, if any, as the parties to the Intercreditor Agreement shall agree.

(c)    Section 2.04 (Termination and Reduction of the Commitments; Aggregate Maximum Credit Amounts) of the Credit Agreement is hereby amended by replacing the reference therein to “Section 2.05(d)” with a reference to “Section 2.05(f)”.

(d)    Section 2.05 (Prepayment of Advances) of the Credit Agreement is hereby amended by inserting new clauses (c) and (d) as follows, renumbering the former clauses (c) through (e) as new clauses (e) through (g) and updating the references in such Section 2.05 to such clauses accordingly:

(c)    Mandatory Prepayments from Asset Events. Unless the requirements set forth in this clause (c) are waived by the Majority Lenders, if any Loan Party receives Net Cash Proceeds (as such term is defined in the Second Lien Credit Agreement (but without giving effect to any deduction in the amount of Net Cash Proceeds as a result of any payment required under this Section 2.05(c)), then the Borrower shall prepay the outstanding Advances in an amount equal to the amount of such Net Cash Proceeds (but without giving effect to any deduction in the amount of Net Cash Proceeds as a result of any payment required under this Section 2.05(c)) on each date on which any Loan Party is required to prepay the Advances (as such term is defined in the Second Lien Credit Agreement), or any other amount required to be prepaid under the Second Lien Loan Documents in respect of such Net Cash Proceeds (collectively, the “Second Lien

Prepayments”) (including, for the avoidance of doubt, any such Second Lien Prepayment which would have been required but for the payments required under this Section 2.05(c)) but in any event prior to making any such Second Lien Prepayment on such date. Notwithstanding the foregoing, the Borrower shall not be required to prepay the Advances under this Section 2.05(c) with respect to any Second Lien Prepayment if each lender party to the Second Lien Credit Agreement has refused to accept such Second Lien Prepayment pursuant to Section 2.04(b)(iii) of the Second Lien Credit Agreement. For the avoidance of doubt, receipt by the Administrative Agent or any Lender of any prepayment made pursuant to this Section 2.05(c) shall not result in a waiver of any Event of Default then existing, including any Event of Default resulting from any Disposition not permitted under the terms of this Agreement, unless such waiver is made in accordance with Section 9.03.

(d)    Mandatory Prepayment after Change in Control. Unless the requirements set forth in this clause (d) are waived by the Majority Lenders, then no later than ten (10) Business Days after the occurrence of a Change in Control, the Borrower shall prepay (or cause to be prepaid) all (and not less than all) outstanding Advances and shall Cash Collateralize the Letter of Credit Exposure. For the avoidance of doubt, receipt by the Administrative Agent or any Lender of any prepayment made pursuant to this Section 2.05(d) shall not result in a waiver of any Event of Default then existing, including any Event of Default resulting from such Change in Control, unless such waiver is made in accordance with Section 9.03.

(e)    Section 2.07 (Letters of Credit) of the Credit Agreement is hereby amended by replacing the first sentence of clause (h)(i) thereof as follows:

If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.04(d), 2.05(b), 2.05(d), 7.02(b), 7.03(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority (subject to inchoate tax liens), perfected Lien in such account and the funds therein.

(f)    Section 2.11 (Breakage Costs) is hereby amended by replacing the reference to “Section 2.05(c)” in clause (a) thereof with a reference to “Section 2.05(e)”.

(g)    Section 4.18 (Restriction on Liens) of the Credit Agreement is hereby amended by replacing the second sentence thereof as follows:

No Loan Party or Subsidiary thereof is a party to any agreement or arrangement (other than this Agreement, the Security Instruments and the Second Lien Loan Documents), or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Secured Obligations against their respective Properties.

(h)    A new Section 4.29 is hereby inserted as follows:

Section 4.29    Security Instruments. The provisions of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties an Acceptable Security Interest on all right, title and interest of the respective Loan Parties in the Collateral described therein and, upon the filing of UCC financing statements and Mortgages in the applicable offices contemplated by the Security Instruments or the taking of such other actions as are specified in such Security Instruments, such Acceptable Security Interest will be perfected.

(i)    Section 5.06 (Reporting Requirements) of the Credit Agreement is hereby amended as follows:

(i)    by replacing clause (p) therein as follows:

(p)    Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any material written statement, report or notice furnished to any lender or agent or trustee by any Loan Party pursuant to the terms of any Second Lien Loan Document or any other indenture, loan or credit or other similar agreement, with respect to Indebtedness in excess of $5,000,000 (other than this Agreement) and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06 or not otherwise publicly filed;

(ii)    by deleting “and” at the end of clause (s), inserting a new clause (t) as follows and renumbering the former clause (t) as a new clause (u):

(t)     Material Amendments. No later than five Business Days after the effectiveness thereof, copies of any material amendment, supplement, waiver or other modification in respect of any material Second Lien Loan Document; provided that, the availability of the foregoing on the SEC’s EDGAR service (or successor thereto or similar service of any other national securities exchange) shall be deemed to satisfy the Loan Parties’ delivery obligations pursuant to this clause (t); and

(j)    Section 5.08 (Agreement to Pledge; Guaranty) of the Credit Agreement is hereby amended by replacing the last sentence in clause (a) thereof with the following:

Notwithstanding the foregoing but subject to Section 6 of the Third Amendment, (x) the Administrative Agent in its sole discretion may agree to a later date for the Loan Parties to comply with this Section 5.08 so long as (i) such later date is no later than 30 days after the otherwise required date and (ii) in order to be in compliance with this Section 5.08, the Loan Parties must not have to grant an Acceptable Security Interest in more than 5% (by value) of the Proven Reserves and the Oil and Gas Properties related thereto of the Loan Parties and no more than 5% (by value) of the Loan Parties’ other Oil and Gas Properties, and (y) in any event, if the Borrowing Base is to be redetermined on the date of an acquisition (other than the Borrowing Base redetermination effected under the Third Amendment), the requirements of this Section 5.08(a) shall be satisfied on the date of such acquisition.

(k)    Section 5.08 (Agreement to Pledge; Guaranty) of the Credit Agreement is hereby further amended by inserting a new clause (d) as follows:

(d)    Notwithstanding anything to the contrary herein or in any Loan Document, if any Security Instruments or Guaranties are required under the Second Lien Credit Agreement (as such terms are defined therein), or any other Second Lien Loan Document, to be delivered to the Second Lien Administrative Agent or any lender party to the Second Lien Credit Agreement, each Loan Party shall, and shall cause each Subsidiary to, provide analogous guaranties to the Administrative Agent or grant or perfect a Lien on the same Property for the benefit of the Secured Parties during the same period of time as required for such Loan Party to deliver such analogous guaranty or analogous security instrument to the Second Lien Administrative Agent so that so long as any Second Lien Debt is outstanding, no Collateral (as defined in the Second Lien Credit Agreement) shall not also constitute Collateral as defined hereunder.

(l)    Section 5.13 (Anti-Corruption Laws; Sanctions) of the Credit Agreement is hereby amended by replacing such Section 5.13 in its entirety with the following:

Section 5.13    Anti-Corruption Laws; Sanctions. Each of Holdings and the Borrower shall, and will cause each Subsidiary to, maintain in effect and enforce policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(m)    Section 6.01 (Liens, Etc.) of the Credit Agreement is hereby amended by deleting “and” at the end of clause (o) therein, inserting a new clause (p) as follows and renumbering the former clause (p) as a new clause (q):

(p)    Liens securing Second Lien Debt incurred by any Loan Party and permitted under Section 6.02(c), to the extent subject to the Intercreditor Agreement; and

(n)    Section 6.02 (Indebtedness, Guarantees, and Other Obligations) of the Credit Agreement is hereby amended by inserting a new clause (c) as follows and renumbering the following clauses therein accordingly:

(c)    Indebtedness incurred by any Loan Party pursuant to the Second Lien Credit Agreement and refinancings thereof permitted under Section 6.21; provided that, notwithstanding the Second Lien Cap under, and as defined in, the Intercreditor Agreement, the aggregate principal amount of such Indebtedness shall not exceed $200,000,000;

(o)    Section 6.03 (Agreements Restricting Liens and Distributions) of the Credit Agreement is hereby amended by replacing clause (a) in the proviso therein in its entirety with the following:

(a)    restrictions in this Agreement, in any other Loan Document or in any Second Lien Loan Document;

(p)    Section 6.15 (Hedging Limitations) of the Credit Agreement is hereby amended by replacing clause (a) therein in its entirety with the following:

(a)    Subject to Section 6.15(b), Hedge Contracts with an Approved Counterparty (or trade or transactions thereunder) in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Hedge Contracts then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Contracts) do not exceed, as of the date the latest hedging trade or transaction is entered into under a Hedge Contract,

(i)    for the 12-month period from the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(ii)     for the 12-month period commencing with the first anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(iii)    for the 12-month period commencing with the second anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(iv)    for the 12-month period commencing with the third anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report,

(v)    for the 12-month period commencing with the fourth anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report, and

(vi)    for the 12-month period commencing with the fifth anniversary of the date such hedging trade or transaction is created, (x) 75% of the reasonably anticipated production of natural gas, (y) 75% of the reasonably anticipated production of oil and (z) 75% of the reasonably anticipated production of natural gas liquids and condensate, in each case, from the Proven Reserves as set forth on the most recent Engineering Report;

provided, that (A) (without duplication) the Loan Parties shall be permitted to enter into Hedge Contracts (or hedging trades or transaction thereunder) with respect to reasonably anticipated production of natural gas liquids and condensate by entering into Hedge Contracts (or hedging trades or transaction thereunder) for oil on a conversion/equivalency basis where each volume unit of oil equals two volume units of natural gas liquids or condensate and (B) Hedge Contracts (or trades or transactions thereunder) with respect to the interest rate on any Indebtedness with one or more Approved Counterparties provided that the aggregate notional principal amount of all Indebtedness that is the subject of all such Hedge Contracts (or trades or transactions thereunder) does not exceed the outstanding principal amount of Indebtedness for borrowed money.

(q)    Section 6.21 (Prepayment of Certain Debt and Other Obligations) of the Credit Agreement is hereby amended by replacing such Section 6.21 in its entirety with the following:

Section 6.21    Prepayment of Certain Debt and Other Obligations. Holdings and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the principal amount of any Indebtedness of the Borrower or any other Loan Party which is unsecured or contractually subordinated in lien priority or subordinated with respect to payments to the Obligations, except, (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments, redemptions or purchases of Indebtedness permitted hereunder and refinancings and refundings of such Indebtedness so long as such refinancings and refundings would otherwise comply with Section 6.02; provided that any refinancing or refunding of any Second Lien Debt shall be permitted under this clause (b) only to the extent not prohibited under the Intercreditor Agreement, (c) so long as no Advances are outstanding as of the date of such prepayment, prepayments made pursuant to Section 2.04(b)(i) or Section 2.04(b)(ii) of the Second Lien Credit Agreement, and (d) so long as no Event of Default exists or would result therefrom, other prepayments, redemptions, purchases, defeasances or other satisfaction of Indebtedness permitted hereunder not described in the immediately preceding clauses (a) through (c) subject to any applicable subordination or intercreditor agreements with respect thereto; provided that unless consented to by the Majority Lenders, no prepayments, redemptions, purchases, defeasances or other satisfaction of any Second Lien Debt which is prepaid pursuant to Section 2.04(a) of the Second Lien Credit Agreement (or any other optional prepayment clause in the Second Lien Credit Agreement) shall be permitted under this clause (d).

(r)    Section 6.23 (Environmental Matters) is hereby amended by replacing such Section 6.23 in its entirety with the following:

Section 6.23    Environmental Matters. No Loan Party shall, and shall not permit any of its Subsidiaries to, cause or permit any of its Property to be in violation of, or cause or permit a Release of Hazardous Materials which will subject any such Property to any Response or remedial obligations required under, any Environmental Laws where such violations or Response or remedial obligations could (a) individually reasonably be expected to result in an Environmental Claim against any Loan Party or any Subsidiary of a Loan Party in excess of $1,000,000, or (b) in the aggregate reasonably be expected to result in a Material Adverse Change.

(s)    Section 6.24 (Marketing Activities) is hereby amended by replacing such Section 6.24 in its entirety with the following:

Section 6.24    Marketing Activities. No Loan Party shall, and shall not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of any Loan Party that such Loan Party has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) that have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

(t)    A new Section 6.27 is hereby inserted in its entirety as follows:

Section 6.27    Second Lien Debt. No Loan Party shall amend, modify or waive, in any manner which is materially adverse to the Lenders, any provision of any Second Lien Loan Document without the prior written consent of the Administrative Agent.

(u)    Section 7.01 (Events of Default) of the Credit Agreement is hereby amended by deleting “and” at the end of clause (h) therein and inserting new clauses (j), (k) and (l) as follows:

(j)    Security Instruments. (i) The Administrative Agent shall fail to have an Acceptable Security Interest in a material portion of the Collateral to the extent required by Section 5.08 (other than Collateral released in accordance with this Agreement or any other Loan Document), or (ii) any Security Instrument shall, at any time and for any reason, cease to create the Lien on the Property purported to be subject to such agreement, and such Property constitutes a material portion of the Collateral, in accordance with the terms of such agreement, or shall cease to be in full force and effect, or shall be contested by the Borrower or any Guarantor;

(k)    Intercreditor Agreement. Any material provision of the Intercreditor Agreement shall, for any reason (other than an amendment or termination of the Intercreditor Agreement entered into in accordance with the terms thereof), cease to be valid and binding or otherwise cease to be in full force and effect against the Second Lien Administrative Agent or any of the holders of Second Lien Debt; or

(l)    Second Lien Default. An “Event of Default” (or any comparable defined term) under any Second Lien Loan Document shall have occurred.

(v)    A new Section 9.31 is hereby inserted in its entirety as follows:

Section 9.31    Intercreditor Matters. Each Lender hereby (a) agrees that this Agreement and the other Loan Documents, and the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder, are subject to the terms of the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and to subject the Liens securing the Obligations to the provisions thereof.

(w)    Schedule II to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule II attached to this Agreement.

Section 5.    Increase in the Borrowing Base. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased to $237,500,000 and such Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the terms of the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 5 is the semi-annual redetermination of the Borrowing Base scheduled to occur on or about October 1, 2017 as provided in Section 2.02(b)(ii) of the Credit Agreement. Each Lender’s and each New Lender’s Pro Rata Share of the resulting Borrowing Base, after giving effect to the increase in the Borrowing Base set forth in this Section 5 and the assignments effected under Section 3 above, and each Lender’s and each New Lender’s Maximum Credit Amount, after giving effect to this Agreement, are as set forth in Schedule II attached hereto.

Section 6.    Post-Closing Mortgage Requirements. The Borrower shall deliver to the Administrative Agent duly executed and acknowledged mortgages, agreements, financing statements and other documents (including such exhibits, schedules and other attachments thereto) granting to the Administrative Agent an Acceptable Security Interest in the properties acquired by the Borrower or any other Loan Party under the Devon Purchase Agreement, each in form and substance reasonably acceptable to the Administrative Agent and, in any event, on or prior to the earliest of (a) the 60th day after the Effective Date, (b) the date such properties are encumbered by any Lien securing any Second Lien Debt, and (c) the date the Borrower submits a Notice of Borrowing or a request for a new, or an increase in an existing, Letter of Credit which would cause the sum of outstanding principal amount of all Advances plus the Letter of Credit Exposure to exceed $200,000,000. The Borrower hereby acknowledges and agrees that (i) it will not request a Notice of Borrowing or a request for a new, or an increase in an existing, Letter of Credit which would cause the sum of outstanding principal amount of all Advances plus the Letter of Credit Exposure to exceed $200,000,000, and (ii) no Lender is obligated to honor any such Notice of Borrowing and the Issuing Lender is not obligated to honor such request for a new, or an increase in an existing, Letter of Credit, in each case, unless the mortgages, agreements, financing statements and other documents described in the foregoing sentence have been delivered to the Administrative Agent.

Section 7.    Representations and Warranties. Each Loan Party hereby represents and warrants that:

(a)    after giving effect hereto, the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranty, and each of the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) as of such earlier date;

(b)    (i) the Devon Acquisition (as defined below) shall have been consummated, or substantially simultaneously with the effectiveness of this Agreement, shall be consummated, in all material respects in accordance with the terms of the Devon Purchase Agreement (as defined below) and the Devon Purchase Agreement has not been amended or waived or otherwise modified, (ii) no material adverse effect with respect to the assets to be acquired as part of the Devon Acquisition has occurred and is continuing since the Execution Date (as defined in the Devon Purchase Agreement), and (iii) all conditions required under Section 8 of this Agreement have been met other than such conditions which have been waived by the Lenders; provided that (1) for items which require the satisfaction of the Administrative Agent or Lenders, the Borrower may assume such satisfaction and (2) any Responsible Officer of the Borrower may assume that any signatures of any party other than a Loan Party have been received by the Administrative Agent and are genuine and authorized by all requisite actions;

(c)    after giving effect hereto, no Default or Event of Default has occurred and is continuing;

(d)    the execution, delivery and performance of this Agreement by such Loan Party are within its corporate, partnership, or limited liability company power and authority, as applicable, and have been duly authorized by all necessary corporate, partnership, or limited liability company action, as applicable;

(e)    this Agreement constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by applicable Debtor Relief Laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity;

(f)    there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement;

(g)    the Collateral is unimpaired by this Agreement and the Loan Parties have granted to the Administrative Agent an Acceptable Security Interest in the Collateral covered by the Security Instruments and such Liens are not subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; and

(h)    as of the Effective Date, no action, suit, investigation or other proceeding by or before any arbitrator or any Governmental Authority is threatened or pending and no preliminary or permanent injunction or order by a state or federal court has been entered in connection with this Agreement or any other Loan Document.

Section 8.    Conditions to Effectiveness. Except with respect to the provisions contained in Section 3, Section 4(w) and Section 5, this Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:

(a)    The Administrative Agent shall have received (i) this Agreement executed by duly authorized officers of the Parent, the Borrower, each Guarantor, the Administrative Agent, the Lenders, and the New Lenders and (ii) that certain fee letter dated on or about the date hereof among Wells Fargo Securities, LLC, the Borrower, and Holdings (the “Amendment No. 3 Fee Letter”);

(b)    The Administrative Agent shall have received (i) certified, fully executed, correct and complete copies of the Second Lien Loan Documents and (ii) the Intercreditor Agreement executed by duly authorized officers of the Parent, the Borrower, each Guarantor, the Administrative Agent as First Lien Administrative Agent and the Second Lien Administrative Agent.

(c)    The Borrower shall have delivered to the Administrative Agent a certified, fully executed, correct and complete copy of that certain Purchase Agreement dated as of July 29, 2017 between Penn Virginia Oil & Gas L.P. as the purchaser and Devon Energy Production Company, L.P. as the seller (the “Devon Purchase Agreement”), and each other material agreement, document or instrument executed in connection therewith (collectively, the “Transfer Documents”), and the asset purchase contemplated by the Devon Purchase Agreement shall have been consummated prior to or substantially concurrently with the Effective Date, in accordance with the terms of the Devon Purchase Agreement without giving effect to any amendments, consents or waivers by the Borrower that amend, modify or waive any terms of the Devon Purchase Agreement, nor shall the Borrower have given a consent thereunder, in any case, in a manner adverse to the Lenders (in their capacities as such) without the consent of the Administrative Agent.

(d)    The Administrative Agent shall have received copies of duly executed mortgage releases and financing statement terminations evidencing a full release of all existing mortgages and Liens (other than Permitted Liens) encumbering any of the properties acquired by the Borrower under the Devon Purchase Agreement.

(e)    The Administrative Agent shall have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Loan Parties, for all wells located on the Oil and Gas Properties acquired by the Loan Parties under the Devon Purchase Agreement, covering at least 90% of the present value of the Proven Reserves of the Loan Parties as determined by the Administrative Agent. The Borrower acknowledges and agrees that this condition to effectiveness shall not be construed as being a limitation of the requirements set forth in Section 5.10 of the Credit Agreement, as amended hereby.

(f)    The Borrower shall have paid (i) all fees and expenses of the Administrative Agent’s outside legal counsel pursuant to all invoices presented for payment prior to the Effective Date, and (ii) the fees required under the Amendment No. 3 Fee Letter.

Section 9.    Conditions to Effectiveness of Assignments and Acceptances and Increase in the Borrowing Base. Section 3, Section 4(w) and Section 5 of this Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:

(a)    All of the conditions in Section 8 above have been met or waived in accordance with the terms of the Credit Agreement.

(b)    The Exiting Lender shall have been paid an amount equal to the outstanding principal of the Exiting Lender’s Advances and Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to such Exiting Lender under the Credit Agreement. Notwithstanding any contrary provisions hereof, this condition may only be waived with the consent of the Exiting Lender.

Section 10.    Acknowledgments and Agreements.

(a)    Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and each Loan Party waives any defense, offset, counterclaim or recoupment (other than a defense of payment or performance) with respect thereto.

(b)    The Parent, Borrower, each Guarantor, the Administrative Agent, the Issuing Lender, and each Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guaranty, and the other Loan Documents, are not impaired in any respect by this Agreement.

(c)    Nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.

(d)    From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents, as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 11.    Reaffirmation of Security Instruments. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Secured Obligations.

Section 12.    Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such

Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 13.    Counterparts. This Agreement may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 15.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 16.    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

Section 17.    Intercreditor Matters. Each Lender hereby (a) agrees that this Agreement, the Credit Agreement and the other Loan Documents, and the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder, are subject to the terms of the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and to subject the Liens securing the Obligations to the provisions thereof.

Section 18.    Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

PENN VIRGINIA HOLDING CORP.

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HOLDINGS:

PENN VIRGINIA CORPORATION

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

PENN VIRGINIA OIL & GAS CORPORATION
PENN VIRGINIA OIL & GAS GP LLC
PENN VIRGINIA OIL & GAS LP LLC
PENN VIRGINIA MC CORPORATION
PENN VIRGINIA MC ENERGY L.L.C.
PENN VIRGINIA MC GATHERING COMPANY L.L.C.
PENN VIRGINIA MC OPERATING COMPANY L.L.C.
PENN VIRGINIA RESOURCE HOLDINGS CORP.

Each By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

PENN VIRGINIA OIL & GAS, L.P.

By:	Penn Virginia Oil & Gas GP LLC, its general partner

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Master Assignment, Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, and a Lender

By:	/s/ Paul Squires
Paul Squires, Managing Director

Signature Page to Master Assignment, Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

SUNTRUST BANK, as a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

CITIBANK, N.A., as a Lender

By:	/s/ William B. McNeely
Name:	William B. McNeely
Title:	Senior Vice President

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Vice President

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mason McGurrin
Name:	Mason McGurrin
Title:	Managing Director

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Credit Officer

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

Signature Page to Master Assignment, Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

EAST WEST BANK, as a Lender

By:	/s/ Reed V. Thompson
Name:	Reed V. Thompson
Title:	Senior Vice President

Signature Page to Master Assignment, Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

ENDER:

COMERICA BANK, as a Lender

By:	/s/ Jeffrey M. LaBauve
Name:	Jeffrey M. LaBauve
Title:	Vice President

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Christopher Renyi
Name:	Christopher Renyi
Title:	Senior Vice President

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

WEST TEXAS NATIONAL BANK, as a Lender

By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	Senior Vice President

Signature Page to Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

LENDER:

SANTANDER BANK, N.A., as an Assignor

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Senior Vice President

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	Senior Vice President

Signature Page to Master Assignment, Agreement and Amendment No. 3 to Credit Agreement

(Penn Virginia Holding Corp.)

SCHEDULE II

NOTICE INFORMATION AND COMMITMENTS

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent/Issuing Lender:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd

Mail Code D1109-019

Charlotte, North Carolina 28262

Attn:    Syndication Agency Services

Telephone:    (704) 590-2706

Telecopy:      (704) 590-2790

with a copy to:

Wells Fargo Bank, National Association

1000 Louisiana Street, 9th Floor

MAC T0002-090

Houston, TX 77002

Attention: Paul Squires

Telephone: (713) 319-1314

Electronic Mail: paul.a.squires@wellsfargo.com

Borrower:

at c/o Penn Virginia Corporation

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

Attn: Steven A. Hartman

713-722-6529

Steve.hartman@pennvirginia.com

[continued]

Schedule II

Lender	Maximum Credit Amounts	Pro Rata Share	**Pro Rata Share of the Borrowing Base as of the Third Amendment Effective Date
Wells Fargo Bank, National Association	$52,631,578.95	10.526315790%	$25,000,000.00
Royal Bank of Canada	$52,631,578.95	10.526315790%	$25,000,000.00
SunTrust Bank	$52,631,578.95	10.526315790%	$25,000,000.00
Citibank, N.A.	$52,631,578.95	10.526315790%	$25,000,000.00
Branch Banking and Trust Company	$42,105,263.16	8.421052632%	$20,000,000.00
Capital One, National Association	$42,105,263.16	8.421052632%	$20,000,000.00
Bank of America, N.A.	$35,789,473.68	7.157894736%	$17,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$29,526,315.79	5.905263158%	$14,025,000.00
East West Bank	$29,526,315.79	5.905263158%	$14,025,000.00
Comerica Bank	$29,526,315.79	5.905263158%	$14,025,000.00
The Huntington National Bank	$29,526,315.79	5.905263158%	$14,025,000.00
Société Générale	$25,684,210.52	5.136842104%	$12,200,000.00
West Texas National Bank	$25,684,210.52	5.136842104%	$12,200,000.00
Santander Bank, N.A.***	$0	0.000000000%	$0

Total:	$500,000,000.00	100.000000000%	$237,500,000.00

**	Borrowing Base is subject to redetermination pursuant to the terms of the Credit Agreement, as amended.
***	Santander Bank, N.A. ceases to be a Lender effective as of the Third Amendment Effective Date

Schedule II